March 28, 2012

HQ Global Education Inc.

27th Floor, BOBO Fortune Center

No. 368, South Furong Road

Changsha City

Hunan Province, 410007 PRC

Attn: Board of Directors

RE: Resignation

Dear Sir:

I, Yabin Zhong, hereby tender my resignation from my position as a Director of HQ Global Education Inc. (the “Company”), effective on March 28, 2012.

In connection with the tendering of my resignation, I hereby represent to the Company as follows:

(a)	My resignation as a Director is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
(b)	The Company is not indebted to me, or any affiliate of mine, and I hereby waive any claim that I may have against the Company.

Very truly yours,

/s/ Yabin Zhong
Yabin Zhong